UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2008

Commission File Number: 000-52445

Vault Technology, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	33-1133537 (I.R.S. Employer Identification No.)
4901 NW 17th Way, Suite 405, Ft. Lauderdale, Florida (Address of principal executive offices)	33309 (Zip Code)
954-492-9200 (Registrant’s Telephone Number, Including Area Code) 435 Martin Street, Suite 3080 Blaine, WA 98273 (Former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 22, 2008, Vault Technology, Inc., a Nevada corporation (the "Registrant") executed an amendment (“Amendment”) to its Loan Agreement with Caelum Finance Ltd., dated on June 25, 2007 which was attached as Exhibit 10.2 in the Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on July 3, 2007.  The current Amendment provides that the Loan Agreement be modified such that the principal is secured by collateral in the form of the Wollaston East Claims MPP 1253 and MPP 1255.

Item 5.02. Appointment and Resignation of Principal Officers and Directors.  Compensatory Arrangements of Certain Officers.

On August 23, 2008, the Board of Directors of the Registrant accepted the resignation of Randy White as the President and Chief Executive Officer of the Registrant, though he retains his position as Secretary, Treasurer, and as a director.  Mr. White resignation is not the result of any disagreement with the policies, practices or procedures of the Registrant.  Mr. White’s resignation is attached hereto as Exhibit 17.1. On the same date, the Board of Directors appointed Nick Arroyo as the Registrant’s President, Chief Executive Officer, and as a director.

Nick Arroyo, 49 was appointed as the Registrant’s President, Chief Executive Officer and as a director on August 25, 2008.  Mr. Arroyo is an entrepreneurial senior executive with over 27 years experience encompassing, Audit, Finance, Accounting, Budgeting, Strategic Planning, International Operations, Contract Negotiations, Buying, Marketing and Executive Management and Leadership Positions.   Mr. Arroyo started his career in the US Air Force where he was an Accounting and Finance Officer and later became an auditor for Arthur Andersen & Company.  Mr. Arroyo spent the next 20 years in the telecommunications industry where he held senior management positions in business development, international services, procurement, operations, and leadership positions.  Prior to joining Vault and from 2006 to 2008, Mr. Arroyo was the Chief Operating Officer for Convergen Inc.,  a provider of digital media, communications, security, home automation and control technologies.  From 2005 to 2006 Mr. Arroyo was Vice President of Global Operations for VoIP Inc., a leading provider of voice over IP services.  From 1987 to 1995, Mr. Arroyo worked at Verizon Communications Inc. (f/n/a GTE) where he held various positions including accounting manager, assistant controller, budget and strategic planning manager and controller.  Mr. Arroyo holds a BS in Accounting and Finance from the Inter-American University in San Juan, Puerto Rico which he earned in 1981.    Mr. Arroyo is not an officer or director of any other U.S. reporting company.  Mr. Arroyo is not expected to receive any compensation from the Registrant for his service as a director.

The Registrant anticipates entering into a compensation agreement with Mr. Arroyo, the terms of which will be disclosed when available, pursuant to which Mr. Arroyo is expected to receive a salary and/or stock based compensation.  Mr. Arroyo does not hold any shares of the Registrant’s common stock.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit
10.1	Amendment to Loan Agreement
17.1	Resignation of Randy White

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vault Technology, Inc.

Date: August 26, 2008	By:	/s/ Nick Arroyo
Nick Arroyo President & CEO

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